Exhibit 99.10

MATRIX IT LTD
Company No.: 520039413

To: Israel Securities Authority	To: Tel Aviv Stock Exchange Ltd.	F126 (Public)	Filed via MAGNA: Nov. 11, 2025 Reference No.: 2025-01-086157
www.isa.gov.il	www.tase.co.il

The corporation will schedule the report for publication on November 12, 2025 at 7:00 am

Report on a Corporation’s Liability Position According to Maturity Dates
Articles 9D and 38E of the Securities Regulations (Periodic and Immediate Reports), 5730–1970

Report Period: September 30 of the current year 2025

Below is a detailed breakdown of the Corporation’s liability position according to maturity dates:

A. Bonds issued to the public by the reporting Corporation and held by the public, excluding such bonds held by the Corporation’s parent company, its controlling shareholder, companies controlled by any of them, or companies controlled by the Corporation – based on the Corporation’s separate financial statements (“solo” statements) (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	77,726	0	0	0	0	0	11,842	89,568
Second year	0	67,918	0	0	0	0	0	9,058	76,976
Third year	0	67,918	0	0	0	0	0	6,273	74,191
Fourth year	0	67,918	0	0	0	0	0	3,489	71,407
Fifth year and thereafter	0	23,845	0	0	0	0	0	700	24,545
Total	0	305,325	0	0	0	0	0	31,362	336,687

B. Private bonds and non-bank credit, excluding bonds or credit provided by the Corporation’s parent company, its controlling shareholder, companies controlled by any of them, or controlled by the Corporation – based on the Corporation’s separate financial statements (“solo” statements) (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	308,376	0	0	0	0	0	14,412	322,788
Second year	0	0	0	0	0	0	0	0	0
Third year	0	0	0	0	0	0	0	0	0
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	308,376	0	0	0	0	0	14,412	322,788

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C. Bank credit from banks in Israel – based on the Corporation’s separate financial statements (“solo” statements) (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	0	0	0	0	0	0	0	0
Second year	0	0	0	0	0	0	0	0	0
Third year	0	0	0	0	0	0	0	0	0
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

D. Bank credit from banks abroad – based on the Corporation’s separate financial statements (“solo” statements) (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	0	0	0	0	0	0	0	0
Second year	0	0	0	0	0	0	0	0	0
Third year	0	0	0	0	0	0	0	0	0
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

E. Summary table for Sections A–D: Total bank credit, non-bank credit, and bonds – based on the Corporation’s separate financial statements (“solo” statements) (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	386,102	0	0	0	0	0	26,254	412,356
Second year	0	67,918	0	0	0	0	0	9,058	76,976
Third year	0	67,918	0	0	0	0	0	6,273	74,191
Fourth year	0	67,918	0	0	0	0	0	3,489	71,407
Fifth year and thereafter	0	23,845	0	0	0	0	0	700	24,545
Total	0	613,701	0	0	0	0	0	45,774	659,475

F. Off-balance sheet credit exposure (financial guarantees and credit commitments) – based on the Corporation’s separate financial statements (“solo” statements) (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	0	0	0	0	0	0	0	0
Second year	0	0	0	0	0	0	0	0	0
Third year	0	0	0	0	0	0	0	0	0
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

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G. Off-balance sheet credit exposure (financial guarantees and credit commitments) of all consolidated companies, excluding companies that are reporting corporations and excluding the reporting corporation data in Section F (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	0	0	0	0	0	0	0	0
Second year	0	0	0	0	0	0	0	0	0
Third year	0	0	0	0	0	0	0	0	0
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

H. Total bank credit balances, non-bank credit, and bonds of all consolidated companies, excluding companies that are reporting corporations and excluding the reporting corporation data in Sections A–D (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	72,728	0	0	0	0	0	4,442	77,170
Second year	0	40,603	0	0	0	0	0	1,555	42,158
Third year	0	10,396	0	0	0	0	0	202	10,598
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	123,727	0	0	0	0	0	6,199	129,926

I. Credit balances granted to the reporting corporation by the parent company or controlling shareholder, and bond balances issued by the reporting corporation and held by the parent company or controlling shareholder (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	0	0	0	0	0	0	0	0
Second year	0	0	0	0	0	0	0	0	0
Third year	0	0	0	0	0	0	0	0	0
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

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J. Credit balances granted to the reporting corporation by companies controlled by the parent company or controlling shareholder and not controlled by the reporting corporation, and bond balances issued by the reporting corporation and held by such companies (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	0	0	0	0	0	0	0	0
Second year	0	0	0	0	0	0	0	0	0
Third year	0	0	0	0	0	0	0	0	0
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

K. Credit balances granted to the reporting corporation by consolidated companies, and bond balances issued by the reporting corporation and held by consolidated companies (in NIS thousands)

Principal payments
	CPI- linked shekel	Unlinked shekel	Euro	Dollar	__	__	Other	Gross interest payments (without tax withholding)	Total by years
First year	0	0	0	0	0	0	0	0	0
Second year	0	0	0	0	0	0	0	0	0
Third year	0	0	0	0	0	0	0	0	0
Fourth year	0	0	0	0	0	0	0	0	0
Fifth year and thereafter	0	0	0	0	0	0	0	0	0
Total	0	0	0	0	0	0	0	0	0

Authorized signatory on behalf of the Corporation:

	Name of signatory	Position
1	Nevo Brenner	Chief Financial Officer

Explanation: Pursuant to Article 5 of the Periodic and Immediate Reports Regulations (5730-1970), a report submitted under these Regulations shall be signed by those authorized to sign on behalf of the Corporation. A Staff Position on the matter may be found on the Authority’s website: click here.

Reference numbers of previous documents on the matter (the reference does not constitute incorporation by reference):

The Corporation’s securities are listed for trading on the Tel Aviv Stock Exchange

Form Structure Update Date: February 4, 2025

Short Name: Matrix

Address: 3 Atir Yeda Street, Kfar Saba 4464303; Telephone: 09-9598810, Fax: 09-9598050

Email: yifatg@matrix.co.il; Company website: https://www.matrix-globalservices.com/

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Former names of the reporting entity: Romtech Electronics Ltd.

Name of electronic filer: Nevo Brenner

Position: Chief Financial Officer

Employer:

Address: 3 Atir Yeda Street, Kfar Saba 4464303; Telephone: 09-9598850, Fax: 09-9598826

Email: nevobr@matrix.co.il

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